UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Definitive Information Statement

American Rebel Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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AMERICAN REBEL HOLDINGS, INC.

5115 Maryland Way, Ste. 303

Brentwood, Tennessee 37027

INFORMATION STATEMENT IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

Dear American Rebel Holdings, Inc. Stockholder:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding shares of Series A Convertible Preferred Stock (the “Series A Preferred”) and shares of Common Stock, representing in excess of a majority of the outstanding shares of Common Stock of American Rebel Holdings, Inc. (“American Rebel”) have executed a written consents dated September 10, 2025 and September 12, 2025 (the “Written Consents”) in lieu of a special meeting to approve the private placement purchase and issuance transactions (the “Actions”) and issuance of the securities (the “Securities”), each as defined and described in more detail in this Information Statement.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the Actions.

The General Corporation Law of the State of Nevada (the “NRS”), permit holders of a majority of the voting power to take stockholder action by written consent. The written consents constitute the consent of a majority of the total number of votes entitled to vote on the foregoing actions and is sufficient under NRS 78.320 to approve the foregoing Actions. Accordingly, American Rebel is not required to and will not hold a meeting of its stockholders to approve the Actions described herein. We encourage you to read the attached Information Statement carefully for further information.

All necessary corporate approvals required pursuant to the NRS and the Bylaws in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

The accompanying Information Statement is being furnished to American Rebel stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. You are encouraged to carefully read the Information Statement for further information regarding these actions. In accordance with the Exchange Act, the approval of the actions described herein will be deemed effective at a date that is 20 calendar days after the date the Definitive Information Statement has been mailed to our stockholders. This Information Statement is first being mailed to stockholders on or about ________ , 2025.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Yours truly,

Charles A. Ross, Jr.
Chairman
Brentwood, Tennessee
September __, 2025

AMERICAN REBEL HOLDINGS, INC.

5115 Maryland Way, Ste. 303

Brentwood, Tennessee 37027

INFORMATION STATEMENT

(Dated _______, 2025)

NO VOTE OR OTHER ACTION OF AMERICAN REBEL’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

AMERICAN REBEL IS NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND AMERICAN REBEL A PROXY.

American Rebel Holdings, Inc., a Nevada corporation (“American Rebel”) is furnishing this information statement (the “Information Statement”) to its stockholders in full satisfaction of any notice requirements American Rebel may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law (the “NRS”). No additional action will be undertaken by American Rebel with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to American Rebel’s stockholders as a result of the adoption of the actions contemplated herein.

The Information Statement is being mailed on or about ___________, 2025 to the holders of record at the close of business on September 21, 2025 (the “Record Date”), of the Common Stock of American Rebel in connection with actions approved by written consents dated September 10, 2025 and September 12, 2025 (the “Written Consents”) in lieu of a special meeting to approve the private placement purchase and issuance transactions (the “Actions”) and issuance of the securities (the “Securities”), each as defined and described in more detail in this Information Statement.

American Rebel is subject to the Nasdaq Listing Rules because its Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). The issuance or potential issuance of shares of Common Stock in connection with the Actions implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain our listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As of the signing date of each of the definitive documents to issue the Securities under the Actions, the Company could not issue shares of Common Stock pursuant to the Actions in excess of the Rule 5635 limitations, unless the issuances of such shares was approved by our stockholders.

The approval of the Actions and issuance of the Securities for purposes of Nasdaq Listing Rule 5635 was taken by written consents pursuant to NRS 78.320, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The American Rebel board of directors (the “Board”) adopted resolutions approving the Actions and issuance of the Securities and recommended that the stockholders vote in favor of the Actions and issuance of the Securities. In connection with the adoption of these resolutions, the Majority Stockholders also voted in favor and entered into a written consents approving the Actions and issuance of the Securities.

Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

Pursuant to NRS 78.320, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14(c)-2 under the Exchange Act.

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No appraisal rights are afforded to our stockholders under Nevada law in connection with the matters discussed in this Information Statement.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed to stockholders on or about _________, 2025, and the Actions described herein may not become effective until at least 20 calendar days thereafter. The entire cost of furnishing this Information Statement will be borne by American Rebel. American Rebel will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The corporate offices of American Rebel are located at 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027 and American Rebel’s telephone number is (833) 267-3235.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions, which is not shared by all other holders of American Rebel’s Common Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “should,” “except,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements herein speak only as of the date each statement is made. Neither American Rebel nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

VOTE REQUIRED AND INFORMATION ON VOTING STOCKHOLDERS

American Rebel is not seeking consents, authorizations or proxies from you.

As of the date of the last Written Consent (September 12, 2025), American Rebel had 10,228,741 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. On September 10, 2025 and September 12, 2025, the following consenting Voting Stockholders owning a total of 350,300 shares of Common Stock and 123,982 shares of Series A Preferred, whereby each share is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred on all matters presented to the stockholders of American Rebel for stockholder vote, thereby allowing such Common Stock and Series A Preferred to cast votes totaling 124,332,300 shares of Common Stock, delivered the executed Written Consent authorizing the Actions described herein. The consenting Voting Stockholders’ names, affiliation with American Rebel and holdings are as follows:

Name	Affiliation	Number of Voting Shares		% of Total Voting Shares(4)
Charles A. Ross, Jr.	Director, Chief Executive Officer, Treasurer	49,707,100	(1)	36.94%
Doug Grau	Former President	50,000,100	(2)	37.16%
Corey Lambrecht	Director, Chief Operating Officer and President	24,625,100	(3)	18.30%
Total		124,332,300		92.40%

(1)	Includes 49,532 shares of Series A Preferred with equivalent of 49,532,000 shares of Common Stock voting power and 175,100 shares of Common Stock beneficially owned by Mr. Ross.

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(2)	Includes 50,000 shares of Series A Preferred with equivalent of 50,000,000 shares of Common Stock voting power and 100 shares of Common Stock beneficially owned by Mr. Grau.

(3)	Includes 24,450 shares of Series A Preferred with equivalent of 24,450,000 shares of Common Stock voting power and 175,100 shares of Common Stock beneficially owned by Mr. Lambrecht.

(4)	Percentage is based upon 10,228,741 shares of Common Stock authorized and outstanding and adjusted by the 123,982,000 votes attributable to the Series A Preferred, for a total of 134,210,741 total voting shares. Figures are rounded to the nearest hundredth of a percent.

Pursuant to American Rebel’s existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock, or Preferred Stock voting rights, representing a majority of voting power may approve and authorize the Actions by written consents as if such Actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the Written Consents of the Voting Stockholders. The Written Consents satisfy the stockholder approval requirement for the Actions. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders of American Rebel is required in order to approve the Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of American Rebel’s Common Stock owned beneficially as of September 12, 2025, or exercisable within the next 60 days thereafter, by: (i) American Rebel’s directors; (ii) American Rebel’s named executive officers; and (iii) each person or group known by American Rebel to beneficially own more than 5% of American Rebel’s outstanding shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding(2)
Named Executive Officers:
Charles A. Ross, Jr., CEO, principal executive officer, Chairman, and treasurer(3)	9,956,100	49.32%

Doug Grau, Former President(4)	10,000,100	49.43%

Corey Lambrecht, COO, President and Director(5)	9,325,100	47.69%

Darin Fielding, Interim principal accounting officer	0	* %

Directors:
Larry Sinks, Director	0	* %

Michael Dean Smith, Director	100	* %

C. Stephen Cochennet, Director	100	*1%

Officers and Directors as a group (7 Persons)	29,281,700	74.11%

* Less than 0.01%.

(1)	Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027.

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(2)	Percentage is based upon 10,228,741 shares of Common Stock authorized and outstanding and adjusted as needed for derivative securities held by such stockholders. Figures are rounded to the nearest hundredth of a percent.

(3)	Includes 19,562 shares of Series A Preferred Stock, which is currently convertible into 9,781,000 shares of Common Stock at the option of the holder. Does not include an additional 30,000 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2026 and for two additional years, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(4)	Includes 20,000 shares of Series A Preferred Stock, which is currently convertible into 10,000,000 shares of Common Stock at the option of the holder. Does not include an additional 30,000 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2026 and for two additional years, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(5)	Includes 18,300 shares of Series A Preferred Stock, which is currently convertible into 9,150,000 shares of Common Stock at the option of the holder. Does not include an additional 6,250 shares of Series A Preferred stock, which are convertible, commencing on January 1, 2026, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

ACTIONS APPROVED BY CONSENTING MAJORITY STOCKHOLDERS

The following Actions have been approved by the Written Consents of the Majority Stockholders, whose votes represent approximately 74.11% of the votes of our issued and outstanding capital stock entitled to vote on matters submitted to the stockholders:

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Description of the Private Placements

Investor Name	Type of Investment	Investment Date	# of Shares Issuable
Streeterville Capital, LLC	Promissory Note Exchange Note Warrant Series D Preferred Stock	June 26, 2025, as amended on September 10, 2025	Up to 7,875,000 (Reserve Set at Transfer Agent)

218 LLC	Membership Interest Purchase Agreement Promissory Note	September 12, 2025	Up to 9,362,500

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Streeterville Capital

On June 26, 2025, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $5,470,000 (the “Note”). The Note carries an original issue discount of $450,000 and the Company agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by the Company. On the Closing Date Lender paid $375,000.00 to the Company and $4,625,000.00 was sent to an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company (“ARH Sub”), to be held pursuant to the Deposit Account Control Agreement (“DACA”). On June 26, 2025, American Rebel Holdings, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $5,470,000 (the “Note”). The Note carries an original issue discount of $450,000 and the Company agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by the Company. On the Closing Date Lender paid $375,000.00 to the Company and $4,625,000.00 was sent to an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company (“ARH Sub”), to be held pursuant to the Deposit Account Control Agreement (“DACA”). Interest under the Note accrues at a rate of 10% per annum. The unpaid amount of the Note, any interest, fees, charges and late fees are due twenty-four months following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Note after 120 days of the date of the Note. Commencing six months after the date of issuance of the Note and at any time thereafter until the Note is paid in full, the Lender will have the right to redeem up to $950,000 under the Note per month, which amount will be due and payable in cash within two trading days of the Company’s receipt of a redemption notice from the Lender. The Company’s obligations under the Note and the other transaction documents are secured by the DACA, a guaranty from ARH Sub (the “Guaranty”) and a pledge (the “Pledge”) by the Company of all membership interest in ARH Sub (collectively, the “Security Agreements”). At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any default by the Company or any failure by the Company to observe or perform any covenant, obligation, condition or agreement of the Company under the Note or the other transaction documents in any material respect that is not specifically set forth in the Note or the Purchase Agreement. In no event will the application of the Trigger Effect exceed thirty percent (30%) in the aggregate. Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note), provided that the Company will only have a five trading day cure period with respect to Trigger Events resulting from the Company’s failure to pay any principal, interest, fees, charges, or any other amount when due and payable under the Note. Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Notwithstanding the foregoing, upon the occurrence of certain Trigger Events related to bankruptcy or insolvency, immediately and without notice, an Event of Default will be deemed to have occurred and the outstanding balance of the Note as of the date of the occurrence of such Bankruptcy-Related Trigger Event will become immediately and automatically due and payable in cash at the Mandatory Default Amount. The Purchase Agreement provides that at any time during beginning on the date of the issuance and sale of the Note (the “Closing Date”) and ending on the date the Note is paid in full, the Lender will have the right, but not the obligation, with the Company’s prior written consent, to reinvest up to an additional $5,000,000 in the aggregate in the Company in one or more notes on the same terms and conditions as the Note. Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Note and all other transaction documents are paid and performed in full, the Company agreed to comply with certain covenants, including but not limited to the following: (i) the Company agreed not to make any Restricted Issuances (as defined in the Purchase Agreement and described below) or grant any lien, security interest or encumbrance, other than Permitted Liens (as defined in the Security Agreement) on any of ARH Sub’s assets, in each case without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion, and (ii) the Company agreed not to enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company from issuing Company securities to the Lender or any of the Lender’s affiliates. Subject to certain exceptions set forth in the Purchase Agreement, Restricted Issuances include the incurrence or guaranty of any debt obligations other than trade payables in the ordinary course of business, the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right that exceeds a 25% discount to the market price of the shares of common stock; (2) are or may become convertible into shares of common stock (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that exceeds a 25% discount to the market price of the shares of common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s shares of common stock since the date of the initial issuance, or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default. The Company paid Carter, Terry & Company, Inc. a cash fee of $18,750 of the gross proceeds received by the Company for the Note. The foregoing description of the Note, the Purchase Agreement, the DACA, the Guaranty and the Pledge does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Purchase Agreement, the Security Agreements, the Guaranty and the Pledge, copies of which were filed as Exhibits 4.4, 10.1, 10.2, 10.3, and 10.4 to the Current Report on Form 8-K filed on July 3, 2025, respectively, and are incorporated herein by reference.

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On September 10, 2025, the Company entered into a global amendment (the “Amendment”) to the Purchase Agreement and Note, in order to release $2,000,000 of the funds held in the DACA, which was utilized to repay the Bank of America loan (described below). Under the terms of the Amendment, Streeterville agreed to release the $2,000,000 of the DACA held funds for the express purposes of repaying the Bank of American loan. The Company agreed to pay Streeterville a funds release fee of $1,000,000, which was added to the Note increasing the current balance due to $6,580,485.83. Payoff on the Bank of America loan was $1,860,955.45 and the remaining $139,044.55 was released to the Company. In connection with the Amendment, the Company also entered into an exchange agreement dated as of September 10, 2025 (the “Exchange Agreement”) with Streeterville, whereby Streeterville agreed to partition a portion of the Note into a new secured promissory note in the principal amount of $1,300,0000 (the “Partitioned Note”), which reduced the outstanding balance on the Note by such amount. The Company and Streeterville further exchanged the Partitioned Note for (a) a seven-year $1,300,000 secured convertible promissory note (the “Exchange Note”), and (b) a two-year warrant to purchase 225,000 shares of the Company’s Series D Convertible Preferred Stock at $7.50 per share (the “Warrant”). The Company also agreed to cause each of its champion safe subsidiaries (Champion Safe Company, Inc., Superior Safe Co., LLC, Safe Guard Security Products, LLC, and Champion Safe de Mexico, S.A. de C.V.) to enter into a guaranty (the “Guaranty”) and a security agreement (the “Security Agreement”) with Streeterville. In addition, the Company agreed to pledge its equity interests in the champion safe subsidiaries pursuant to a pledge agreement (the “Pledge”). The Exchange Note is secured by the Guaranty, Security Agreement and Pledge. Streeterville may exercise the Warrant in cash or by reducing the outstanding amount due under the Exchange Note. Streeterville has the right at any time until the outstanding balance of the Exchange Note has been paid in full, at its election, to convert all or any portion of the outstanding balance of the Exchange Note into fully paid and non-assessable the Company’s shares of common stock as per the following conversion formula: the amount of the outstanding balance being converted plus the applicable amount of make-whole interest being converted divided by the conversion price of $0.80. Conversions shall be cashless and not require further payment from Streeterville. Streeterville has the right at any time until the outstanding balance of the Exchange Note has been paid in full, at its election, to convert all or any portion of the outstanding balance of the Exchange Note into fully paid and non-assessable the Company’s shares of the Company’s Series D Convertible Preferred Stock as per the following conversion formula: the amount of the outstanding balance being converted divided by the preferred conversion price of $7.50. All Preferred Conversions shall be through the payment of cash or reduction of the outstanding balance under the Exchange Note. If at any time the daily VWAP of the Company’s common stock is sixty-six percent (66%) or less than $0.80, then Streeterville will have the right to demand that the Company repay the Exchange Note in cash in three (3) equal monthly payments, with the first payment being due two (2) trading days following a demand from Streeterville. At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any default by the Company or any failure by the Company to observe or perform any covenant, obligation, condition or agreement of the Company under the Note or the other transaction documents in any material respect that is not specifically set forth in the Note or the Purchase Agreement. In no event will the application of the Trigger Effect exceed thirty percent (30%) in the aggregate. Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note), provided that the Company will only have a five trading day cure period with respect to Trigger Events resulting from the Company’s failure to pay any principal, interest, fees, charges, or any other amount when due and payable under the Note. Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Exchange Note, with the outstanding balance of the Exchange Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Exchange Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Notwithstanding the foregoing, upon the occurrence of certain Trigger Events related to bankruptcy or insolvency, immediately and without notice, an Event of Default will be deemed to have occurred and the outstanding balance of the Exchange Note as of the date of the occurrence of such Bankruptcy-Related Trigger Event will become immediately and automatically due and payable in cash at the Mandatory Default Amount. The Company agreed to pay Carter, Terry & Company, Inc. a fee of $160,000 in connection with the transactions set forth above, based upon the $2,000,000 released from the DACA. The foregoing description of the Amendment, Exchange Agreement, Exchange Note, the Warrant, Guaranty, the Security Agreement and the Pledge does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, Exchange Agreement, Exchange Note, the Warrant, Guaranty, the Security Agreement and the Pledge, copies of which were filed as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3, 10.4 and 10.5 to the Current Report on Form 8-K filed on September 12, 2025, respectively, and are incorporated herein by reference.

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218 LLC

On August 19, 2025, the Company originally entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with 218 LLC (the “Seller”) for the sale of an approximately 20,829 square foot four story commercial retail building located at 218 3rd Avenue North, Nashville, Tennessee 37201 (“218 3rd Avenue”) for a sale price of $14.1 million.

On September 12, 2025, the Company and the Seller entered into a termination agreement of the Purchase Agreement (the “Mutual Termination Agreement”). On the same day, the Company and the Seller entered into a membership interest purchase agreement (the “MIPA”) to purchase all of the outstanding membership interests in the Seller. 218 3rd Avenue is the sole asset of the Seller.

The Company has agreed to pay Seller $14,100,000, the appraised value of 218 3rd Avenue, for all of the ownership interests in the Seller in tranches over twelve months. Upon execution of the MIPA, the Company authorized the issuance of 280,000 shares of Series D Convertible Preferred Stock, valued at $7.50 per share ($2,1000,000 in value), for the purchase of 30% of the outstanding membership interests in the Seller. Further, the Company shall pay the Seller $300,000 of the purchase price in three non-refundable $100,000 installments; the first installment shall be payable 15 days following execution of the MIPA and shall purchase an additional 1% of the outstanding membership interests in the Seller; the second installment shall be payable 45 days following execution of the Agreement and shall purchase an additional 1% of the outstanding membership interests in the Seller; and the third installment shall be payable 75 days following execution of the Agreement and shall purchase an additional 1% of the outstanding membership interests in the Seller. In addition, the Company executed a 12-month, 6% per annum promissory note in the amount of the $11,700,000 payable to the Seller (the “Note”). Seller may, from time to time, convert a portion of principal and interest under the Note into tranches of Two Hundred Thousand (200,000) shares of the Company’s Series D Convertible Preferred Stock (valued at $1,500,000) and simultaneously convert such preferred stock into One Million (1,000,000) shares of Common Stock and then sell such shares, or in other amounts that do not exceed a 4.99% beneficial ownership, and apply the proceeds towards the principal and interest of the Note. Each conversion shall purchase an additional 1% ownership interest in Seller. The Company has agreed to issue to Seller an additional 18,800 shares of Series D Convertible Preferred Stock, valued at $141,000, as a convenience fee. Within 15 business days of the execution of the MIPA, the Company has agreed to prepare and file a registration statement with the SEC on Form S-1 to register the shares of common stock underlying the Series D Convertible Preferred Stock issued at the initial closing, shares underlying principal and interest on the Note and the shares issued for the convenience fee. The foregoing description of the Purchase Agreement is not a complete description of all of the parties’ rights and obligations under the Purchase Agreement, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 26, 2025. The foregoing description of the Mutual Termination Agreement, the MIPA and Note are not a complete description of all of the parties’ rights and obligations under the Mutual Termination Agreement, the MIPA and Note, and are qualified in their entirety by reference to the Mutual Termination Agreement, the MIPA and Note, copies of which were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed on September 15, 2025.

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Nasdaq Listing Requirements and the Necessity of Stockholder Approval

American Rebel is subject to the Nasdaq Listing Rules because its Common Stock is currently listed on Nasdaq. The issuance of shares of Common Stock in connection with the Private Placements implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

The issuance of shares of common stock in the Actions (including shares of common stock issuable upon conversion of the notes set forth above or upon conversion of the shares of Series D Convertible Preferred Stock) could result in the issuance of shares of common stock that represents more than 20% of our common stock or 20% of the voting power outstanding prior to the issuance of the respective date of each Action.

Based on the table set forth above, the Company may issue a maximum of 17,237,500 shares of Common Stock pursuant to the Action.

Action by Written Consent of the Majority Stockholder

As of September 10, 2025 and September 12, 2025, the Majority Stockholders by written consent, in accordance with Nasdaq Listing Rule 5635(d), approved the Actions and issuance of the Securities.

Our Board is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is 20 calendar days after this Information Statement is first mailed to holders of our Common Stock as of the Record Date.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the NRS in connection with the actions set forth in this Information Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. You can read the Company’s SEC filings, including this information statement, over the Internet at the SEC’s website at www.sec.gov or the Company’s website at www.americanrebel.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this information statement.

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INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” information into this Information Statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained expressly in this Information Statement, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this Information Statement is current as of any date other than the date on the front page of this Information Statement or (ii) any information we have incorporated by reference in this Information Statement is current as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit), including all such documents the Company may file with the SEC after the date on which this Information Statement was initially filed with the SEC:

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 13, 2025, January 15, 2025, January 17, 2025, February 11, 2025, February 14, 2025, February 21, 2025, March 5, 2025, March 20, 2025, March 28, 2025, April 10, 2025, April 14, 2025, May 30, 2025, June 11, 2025, June 13, 2025, July 3, 2025, July 14, 2025, August 5, 2025, August 21, 2025, August 25, 2025, August 26, 2025, August 28, 2025, as amended, September 3, 2025, September 8, 2025, September 12, 2025, and September 15, 2025 (in each case, except for information contained therein which is furnished rather than filed).

Upon the written request of any record holder or beneficial owner of Common Stock entitled to notice hereunder, we will, without charge, provide a copy of any documents we file with the SEC. Requests should be directed to 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027, Attention: Compliance Department.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of an Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement, either now or in the future, please contact us by mailing 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027, Attention: Compliance Department or calling American Rebel’s main telephone number at (833) 267-3235. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single copy of the Information Statement and similar documents in the future in the same manner as described above.

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CONCLUSION

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Majority Stockholders. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors:

Yours truly,

/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., Chairman

Brentwood, Tennessee
September __, 2025

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